Exhibit 10.24
SEVERANCE COMPENSATION AGREEMENT
          This Severance Compensation Agreement (this “Agreement”) dated as of June 1, 2003 is by and between LIN Television Corporation, a Delaware corporation (the “Company”) and John S. Viall, Jr. (the “Employee”).
          WHEREAS the Company currently employs the Employee and has determined that the Employee’s services are important to the stability and continuity of the management of the Company;
          WHEREAS the Company has determined that it is in its best interest to reinforce and encourage the Employee’s continued disinterested attention and undistracted dedication to the Employee’s duties in the potentially disturbing circumstances of a possible change in control of the Company by providing some degree of personal financial security; and
          WHEREAS to induce the Employee to remain in the employ of the Company, the Company has determined that it is desirable to pay the Employee the severance compensation set forth below if the Employee’s employment with the Company terminates in one of the circumstances described below following a change in control of the Company.
          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, it is agreed upon between the Company and the Employee as follows
          1. Definitions. In addition to other words and terms defined elsewhere in this Agreement, the following words and terms as used in this Agreement shall have the following meanings:
            “Affiliate” shall mean, as to any Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.
            “Cause” shall mean:
                  (i) Unsatisfactory Performance by Employee; or
                  (ii) the conviction of Employee of, or the entry by Employee of a plea of nolo contendre to, a felony; or
                  (iii) the commission or engagement by Employee through misconduct or negligence of an act or course of conduct that causes injury to the Company or is otherwise detrimental to the Company; or
                  (iv) the death of Employee; or

                  (v) any illness, injury or disability preventing Employee from performing Employee’s duties, as they existed immediately prior to the illness or injury, on a full time basis for 120 consecutive business days; or
                  (vi) the sale of a business unit of the Company in which Employee was employed immediately prior to such sale and in connection with which Employee has been offered employment with the purchaser of such business unit on substantially the same terms under which the Employee was employed by the Company, including severance protection, immediately prior to the consummation of such sale.
            “Change in Control” shall mean the occurrence of any of the following events:
                  (i) any sale, lease, exchange, or other transfer (in one transaction or series of related transactions) of all or substantially all of the assets of LIN TV or the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act, other than (A) to one or more members of the Shareholder Group or (B) solely in respect of the Company, to any wholly-owned subsidiary of LIN TV;
                  (ii) a majority of the LIN TV Board of Directors shall consist of Persons who are not Continuing Directors;
                  (iii) the acquisition by any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (other than one or more members of the Shareholder Group or, with respect to a transferee of shares of Class C Common Stock, par value $0.01 per share, of LIN TV, any Person approved by an affirmative vote of no less than two-thirds of the disinterested members of the LIN TV Board of Directors) of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of LIN TV; or
                  (iv) LIN TV shall cease, whether directly or indirectly through one or more wholly-owned subsidiaries, including LIN Holdings, to have the power to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of the Company.
            “Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
            “Continuing Directors” shall mean any Person who (i) was a member of the LIN TV Board of Directors on the date of this Agreement, (ii) is thereafter nominated for election or elected to the LIN TV Board of Directors with the affirmative vote of a majority of the Continuing Directors who are members of such LIN TV Board of Directors at the time of such nomination or election, or (iii) is a member of the LIN TV Board of Directors and also a member of the Shareholder Group.

            “Date of Termination” shall mean the date on which a notice of termination is given.
            “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
            “Good Reason” shall mean:
                  (i) The occurrence of any of the following events:
                      (A) Employee’s annual salary is reduced to an amount that is less than the greater of (1) the amount of annual salary in effect immediately prior to the Change in Control or (2) the highest amount of annual salary in effect at any time thereafter;
                      (B) Employee’s target bonus opportunity is reduced to an amount that is less than the greater of (1) the target bonus opportunity in effect immediately prior to the Change in Control or (2) the target bonus opportunity in effect at any time thereafter;
                      (C) (1) any failure by the Company to continue in effect or provide plans or arrangements pursuant to which the Employee will be entitled to receive grants relating to the securities of the Company (or any parent company of the Company, including LIN TV) (including stock options, stock appreciation rights, restricted stock or other equity based awards) of the same type as the Employee was participating in immediately prior to the Change in Control (hereinafter referred to, collectively and individually, as “Securities Plans”) or providing substitutes for such Securities Plans which in the aggregate provide substantially similar economic benefits; or (2) the taking of any action by the Company which would adversely effect the Employee’s participation in, or benefits under, any such Securities Plan or its substitute if in the aggregate the Employee is not provided substantially similar economic benefits; provided, however, that for these purposes, any determination of whether Good Reason exists under (1) or (2) of this paragraph (C) because the Employee is or is not provided substantially similar economic benefits in the aggregate will be made with due consideration given to such Employee’s base salary, other cash compensation and any other equity based incentive programs to which the Employee is also entitled to receive, and not solely on the basis of whether the Employee is or is not entitled or eligible to receive equity based incentive compensation;
                      (D) Employee’s duties and responsibilities or, in the aggregate, the program of retirement and welfare benefits offered to Employee are materially and adversely diminished in comparison to the duties and responsibilities or the program of benefits, in the aggregate, enjoyed by Employee immediately prior to the Change in Control;
                      (E) Employee is demoted from the position Employee held with the Company immediately prior to the occurrence of a Change of Control;

                      (F) Employee is required to be based at a location more than fifty (50) miles from the location where Employee was based and performed services immediately prior to the Change in Control, or if Employee is required to substantially increase his or her business travel obligations in connection with the performance of Employee’s duties to the Company;
and
                  (ii) Employee has delivered to the Company written notice of the occurrence of any event that shall, subject to this paragraph (ii), constitute “Good Reason” under paragraph (i) above within 90 days of the date Employee first has knowledge of such event, which written notice shall set forth the particulars of such event and the reason why Employee believes in good faith that such event satisfies paragraph (i) of the definition of “Good Reason;” and the Company shall have failed to cure such event within thirty (30) days of delivery of such written notice.
          “LIN Holdings” shall mean LIN Holdings Corp., a Delaware corporation.
          “LIN TV” shall mean LIN TV Corp., a Delaware corporation.
          “LIN TV Board of Directors” shall mean the Board of Directors of LIN TV.
          “Person” or “Persons” shall mean any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a trust, or other entity.
          “Shareholder Group” shall mean Hicks, Muse, Tate & Furst Incorporated, its Affiliates and their respective employees, officers, and directors.
          “Unsatisfactory Performance” shall mean the failure of Employee to perform satisfactorily Employee’s duties with the Company as determined by the Company.
          2. Severance Compensation Trigger.
            (a) Subject to Section 2(b) hereof, a “Severance Compensation Trigger” shall occur in the event that during the period commencing on the date on which a Change in Control first occurs and ending on the date twenty four (24) months thereafter Employee’s employment is terminated as follows:
                  (i) by the Company without Cause; or
                  (ii) by Employee for Good Reason; or
                  (iii) by the Company with Cause solely for the reason of Unsatisfactory Performance and solely in the event that as of the Date of Termination

(A) Gary R. Chapman is no longer the CEO or President of the Company and (B) the Company shall have failed to do each of the following:
                      (1) delivered to Employee a written notice and demand for performance of Employee’s duties with the Company (“Special Notice”), which Special Notice is executed by an officer of the Company and specifically describes the manner in which Employee has not performed Employee’s duties;
                      (2) in the event that not less than ten (10) business days following the date of the foregoing Special Notice Employee shall have delivered to the Company a written request for an opportunity to be heard in respect of the matters set forth in such Special Notice, the Company shall have provided such opportunity to be heard within thirty (30) days of such written request.
              (b) Notwithstanding Section 2(a) above, a Severance Compensation Trigger shall not be deemed to have occurred (and Employee shall not be entitled to Severance Compensation (as hereinafter defined)) in the event that Employee’s employment is terminated on account of any voluntary termination of employment by the Employee other than for Good Reason, including Employee’s retirement from the Company, including the voluntary late, normal or early retirement under a pension plan sponsored by the Company or its Affiliates, as defined in such plan.
          3. Severance Compensation.
            (a) Subject to Section 3(b) below, in the event of a Severance Compensation Trigger, the Employee shall be entitled to be paid compensation by the Company pursuant to the terms and subject to the conditions set forth below (“Severance Compensation”):
                  (i) In lieu of any further salary payments to the Employee for periods subsequent to the Date of Termination, the Company shall pay to the Employee not later than the fourteenth day following the Date of Termination a lump sum severance payment equal to the sum of:
                      (A) two times the Employee’s annual base salary as in effect on the Date of Termination, and
                      (B) two times the total of all bonus compensation paid to the Employee with respect to the most recent complete fiscal year.
                  (ii) The Company shall arrange to provide the Employee for a period of twenty four (24) months following the Date of Termination (or until the Employee’s earlier death) with medical insurance benefits only that are substantially similar to those which the Employee was receiving immediately prior to the notice of termination, or immediately prior to a Change in Control (whichever is greater); provided, however, that Employee shall be obliged to continue to pay that proportion of premiums paid by the Employee immediately prior to the Change in Control.

            (b) If the Severance Compensation under this Section 3, either alone or together with other payments to the Employee from the Company (or any portion of such aggregate payment) would constitute an “excess parachute payment” (as defined in Section 280G of the Code), the Severance Compensation shall be reduced to the largest amount that will result in no portion of the payments under this Section 3 being subject to the excise tax imposed by Section 4999 of the Code or being disallowed as deductions to the Company under Section 280G of the Code.
          4. No Obligation To Mitigate Damages; No Effect on Other Contractual Rights. Except as otherwise provided under Section 3(b) hereof:
            (a) The Employee shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by the Employee as the result of employment by another employer after the termination of the Employee’s employment, or otherwise.
            (b) The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish the Employee’s existing rights, or rights which would accrue solely as a result of the passage of time, under any benefit plan, incentive plan or securities plan, employment agreement or other contract, plan or arrangement of the Company.
          5. Successors.
            (a) The Company shall require any successors or assigns (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all the business and/or assets of the Company, to expressly, absolutely and unconditionally assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Any failure of the Company to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement and shall entitle the Employee to terminate the Employee’s employment for Good Reason. As used in this Agreement, the “Company” shall mean the Company as hereinbefore defined and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 5 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.
            (b) This Agreement shall inure to the benefit of and be enforceable by the Employee’s personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amounts are still payable to the Employee hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee’s devisee, legatee, or other designee or, if there be no such designee, to the Employee’s estate.

            (c) In the event of a liquidation of the Company, the payment provided for hereunder shall be made before any property or asset of the Company is distributed to any holder of capital stock of the Company.
          6. Employment. The Employee agrees to be bound by the terms and conditions of this Agreement and to remain in the employ of the Company during any period following any public announcement by any person of any proposed transaction or transactions which, if effected, would or might reasonably result in a Change in Control until a Change in Control has taken place or, in the opinion of the Board of Directors of the Company, such person has abandoned or terminated its efforts to effect a Change in Control. Subject to the foregoing, nothing contained in this Agreement shall impair or interfere in any way with the right of the Employee to terminate the Employee’s employment or the right of the Company to terminate the employment of the Employee with or without Cause prior to a Change in Control. Nothing contained in this Agreement shall be construed as a contract of employment between the Company and the Employee or as a right of the Employee to continue in the employ of the Company or as a limitation of the right of the Company to discharge the Employee with or without Cause prior to a Change in Control.
          7. Legal Fees. In the event that any legal action is required to enforce the Employee’s rights under this Agreement, the Employee, if the Employee is the prevailing party, shall be entitled to recover from the Company any expenses for attorneys’ fees and disbursements reasonably incurred by the Employee.
          8. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.
          9. Confidentiality. Employee shall not, without the prior written consent of the Company, divulge, disclose or make accessible to any other person, partnership, corporation or other entity (i) the existence and/or terms of this Agreement, or (ii) any Confidential Information pertaining to the business of the Company, except (a) while carrying out Employee’s duties during Employee’s employment by the Company, or (b) when required by law to do so. For these purposes, “Confidential Information” shall mean non-public information concerning the financial data, strategic business plans, product development (or other proprietary product data), customer lists, marketing plans and any other non-public, proprietary and confidential information of the Company and its subsidiaries that is not otherwise available to the public or has not become publicly available through any breach of fiduciary duty.
          10. Nonsolicitation. For a period of one year following the Employee’s termination of employment, the Employee shall not contact, communicate with or solicit in any fashion any employee, consultant, customer or advertiser who, at the time of such termination and at any time during the preceding twelve-month period was employed by, employed or otherwise had business dealings with, the Company for the purpose of causing such employee, consultant, customer or advertiser (a) to terminate such person’s relationship with the Company or (b) to be employed by, to employ or otherwise to have business dealings with any business, whether or not incorporated, in any television markets served by the Company at the time of termination.
          11. Release. As a condition to the receipt of any payments hereunder, the Employee shall deliver to the Company, in form and substance acceptable to the Company, a written release of the Company, its officers, directors and shareholders from all claims of whatever nature, other than as arising under the terms hereof or under any benefit plans of the Company to which the Employee is otherwise entitled.
          12. Notice. For purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid. Notice may be given to either party at the present principal place of business of the Company or such other place as the party to receive such notice shall notify the other.
          13. Modification or Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Employee and the Company. No waiver by a party hereto at any time of any breach by another party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions.
          14. Entire Agreement. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any of the parties which are not set forth expressly in this Agreement.
          15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          In Witness Whereof, the parties have executed this Agreement as of the date first above written.

LIN TELEVISION CORPORATION

By:	/s/ Denise M. Parent

	Name:	Denise M. Parent

	Title:	VP, Deputy General Counsel

EMPLOYEE

/s/ John S. Viall, Jr.

Name: John S. Viall, Jr.